SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 6, 2005

Vita Food Products, Inc.

(Exact name of registrant as specified in its charter)

Nevada	1-12599	36-3171548
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2222 West Lake Street Chicago, Illinois		60612
(Address of principal executive offices)		(Zip Code)

(312)738-4500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02                                         Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 6, 2005, Vita Food Products, Inc. (the “Company”) issued a press release regarding the promotion of Clifford K. Bolen, currently the Company’s Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary, to Chief Operating Officer.  Mr. Bolen will also retain his title and responsibilities as Chief Financial Officer for the immediate future.

Mr. Bolen, age 47, joined the Company in November 2000 as Vice President and Chief Financial Officer and was promoted to Senior Vice President and Chief Financial Officer of the Company in March 2003.  Prior to joining the Company, Mr. Bolen was Vice President of Operations for The Northwestern Corp, a leading manufacturer of vending machines from 1998 to 2000, and Vice President of Gummed Papers of America L.P., a wholesale distributor of label paper products from 1994 to 1998.  Mr. Bolen’s experience includes roles in executive management as CFO and Controller for manufacturing, food processing, real estate syndication and management, and wholesale distribution firms.  In addition, Mr. Bolen has eight years of public accounting experience and received his CPA certification in 1987.  Mr. Bolen has a B.S. in management from the Illinois Institute of Technology and a M.B.A. from The University of Chicago.

A copy of the Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01                                         Financial Statements and Exhibits.

(a)                                  Financial statements of businesses acquired.

Not applicable.

(b)                                 Pro forma financial information.

Not applicable.

(c)                                  Exhibits.

See exhibit index attached.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VITA FOOD PRODUCTS, INC.

Date: June 6, 2005	By:	/s/ Stephen D. Rubin
Stephen D. Rubin
President
(Principal Executive Officer)

Date: June 6, 2005	By:	/s/ Clifford K. Bolen
Clifford K. Bolen
Chief Operating Officer and Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Document

99.1	Press Release dated June 6, 2005.